Exhibit 13.1

Certifications of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Zhonghua Fu, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this special financial report on Form 20-F (the “Report”) of Chromarie International Limited (the “Company”) for the fiscal year ended March 31, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 21, 2026	/s/ Zhonghua Fu
Zhonghua Fu
Chief Executive Officer
(Principal Executive Officer)

I, Zengyun Li, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the special financial report on Form 20-F (the “Report”) of Chromarie International Limited (the “Company”) for the fiscal year ended March 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 21, 2026	/s/ Zengyun Li
Zengyun Li
Chief Financial Officer
(Principal Financial Officer)

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Chromarie International Limited under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.